SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2008
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725	42-1520346
	(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
	of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 7.01. Regulation FD Disclosure 8-K

On November 11, 2008, Principal Financial Group, Inc. ("Principal") issued a press release responding to Moody's Investors Service's announcement of November 7, 2008, affirming Principal's financial strength and debt ratings, all with stable outlooks. The press release is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 Principal Financial Group's Press Release Commenting on Moody's Ratings Affirmations

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

		By:	/s/ Terrance J. Lillis

Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer

Date:	November 14, 2008

EXHIBIT 99

For release:	Upon receipt, Nov. 11, 2008
Contact:	Eva Quinn, the Principal Financial Group, 515-247-7468,
quinn.eva@principal.com or Rhonda Clark-Leyda, 515-247-6634,
clark-leyda.rhonda@principal.com

Principal Financial Group Comments on Moody’s Financial Strength Rating Affirmation

Company’s rating affirmed with stable outlook

(Des Moines, Iowa) – The Principal Financial Group, Inc. (NYSE: PFG) today responded to Moody's announcement affirming the company's financial strength and debt ratings.

     Moody's affirmed Principal Life Insurance Company's financial strength rating at "Aa2" with a stable outlook. They also affirmed the debt ratings of Principal Financial Group® and Principal Financial Services, Inc., all with a stable outlook.

     "The Principal Financial Group is pleased with the announcement by Moody's," said Larry Zimpleman, president and CEO of the Principal Financial Group. “We continue to have a constructive dialogue with Moody’s on all aspects of The Principal. We very much appreciate Moody’s thorough review and the time and effort they’ve taken to truly understand our business given the difficult economic environment. We have robust fundamentals and a sound and well-diversified balance sheet. Our capital position is strong, with very strong liquidity, and we can take advantage of many avenues to maintain financial flexibility as needed.”

       The announcement by Moody's completes a very detailed review. In their announcement, Moody's said that the rating affirmation was based on Principal Life's strong, broad-based position in the U.S. markets for group pensions with a leading position in the 401(k) sector, good asset quality, conservative asset-liability management, and strong capital adequacy, as measured by its NAIC Risk-Based Capital (RBC) ratio.

     Commenting on the stable outlook, Laura Bazer, vice president and senior credit officer said, "Principal Life's exposures to subprime and Alt-A RMBS securities are generally modest and manageable relative to other life insurers. While the company's gross unrealized investment losses -- particularly related to the financial sector – are significant, we expect that Principal Life's strong liquidity will enable it to hold its securities either to maturity or to their price recovery."

About the Principal Financial Group

     The Principal Financial Group® (The Principal ®)1 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $287.4 billion in assets under management2 and serves some 19.0 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

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1 "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

2 As of September 30, 2008